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Exhibit 99.3

        *LETTER TO CLIENTS FOR TENDER OF COCA-COLA HELLENIC ADSs*

OFFER TO EXCHANGE

each outstanding American depositary share

of

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

for

one American depositary share

of

COCA-COLA HBC AG

        THE DEADLINE FOR VALIDLY TENDERING AND WITHDRAWING COCA-COLA HELLENIC ADSs IN THE U.S. OFFER IS 5:00 P.M., NEW YORK CITY TIME, ON                         , 2013 (AS SUCH TIME AND DATE MAY BE EXTENDED, THE "ADS TENDER DEADLINE"), UNLESS THE U.S. OFFER IS EXTENDED.

 The Information Agent for the U.S. Offer is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Banks and Brokers Call Collect:
1 (212) 269-5550

Coca-Cola Hellenic ADS Holders and All Others Call Toll-Free:
1 (800) 859-8511

To Our Clients:

        Enclosed for your consideration is the Offer to Exchange/Prospectus, dated                        , 2013 (the "U.S. Offer Prospectus"), and the related ADS letter of transmittal in connection with the exchange offer (the "U.S. Offer") by Coca-Cola HBC AG, a stock corporation (Aktiengesellschaft/société anonyme) organized under the laws of Switzerland ("Coca-Cola HBC"), to exchange each outstanding American depositary share (a "Coca-Cola Hellenic ADS") of Coca-Cola Hellenic Bottling Company S.A., a corporation incorporated under the laws of the Hellenic Republic ("Coca-Cola Hellenic"), each Coca-Cola Hellenic ADS representing one ordinary share (a "Coca-Cola Hellenic Share") of Coca-Cola Hellenic, for one American depositary share (a "Coca-Cola HBC ADS"), each Coca-Cola HBC ADS representing one ordinary share (a "Coca-Cola HBC Share") of Coca-Cola HBC, upon the terms and subject to the conditions set forth in the enclosed U.S. Offer Prospectus and the related letter of transmittal.

        We hold Coca-Cola Hellenic ADSs for your account. A tender of such Coca-Cola Hellenic ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all Coca-Cola Hellenic ADSs held for your account pursuant to the terms and conditions of the U.S. Offer. A form of Instructions with Respect to the Offer to Exchange is enclosed.

        Please note the following:

1.
The deadline for validly tendering and withdrawing Coca-Cola Hellenic ADSs in the U.S. Offer is 5:00 p.m., New York City time, on                         , 2013 (as such time and date may be extended, the "ADS Tender Deadline"), unless the U.S. Offer is extended. If you wish to tender your Coca-Cola Hellenic ADSs in the U.S. Offer, please instruct us sufficiently in advance of the ADS Tender Deadline.

2.
Coca-Cola HBC has appointed Citibank, N.A., as ADS Exchange Agent, D.F. King & Co., Inc., as Information Agent, and Credit Suisse Securities (USA) LLC, as Dealer Manager, for the U.S. Offer. Any questions you may have with respect to the ways in which Coca-Cola Hellenic ADSs may be tendered in the U.S. Offer to the ADS Exchange Agent should be directed to the Information Agent at 1 (212) 269-5550.

3.
The U.S. Offer is being made for all issued and outstanding Coca-Cola Hellenic ADSs. If you tender your Coca-Cola Hellenic ADSs in the U.S. Offer, you will receive one Coca-Cola HBC ADS for every one Coca-Cola Hellenic ADS validly tendered and not withdrawn. Except as set forth below and in the U.S. Offer Prospectus, you will not be permitted to tender your Coca-Cola Hellenic ADSs in exchange for Coca-Cola HBC Shares.

4.
If you wish to tender your Coca-Cola Hellenic ADSs in exchange for Coca-Cola HBC Shares, you must contact us directly so that we can arrange for (i) the conversion of your Coca-Cola Hellenic ADSs into Coca-Cola Hellenic Shares in accordance with the terms applicable to Coca-Cola Hellenic ADSs, including the payment of conversion fees and expenses and (ii) the tender of the Coca-Cola Hellenic Shares so withdrawn to National Bank of Greece, the Share Exchange Agent, in accordance with the terms of the U.S. Offer. There are potential disadvantages to withdrawing the Coca-Cola Hellenic Shares represented by your Coca-Cola Hellenic ADSs and tendering those Coca-Cola Hellenic Shares in the U.S. Offer, which are described under the section heading "The Exchange Offer—Procedure for Tendering—Holders of Coca-Cola Hellenic ADSs" in the U.S. Offer Prospectus.

5.
The U.S. Offer is conditioned upon satisfaction or waiver of the conditions set forth in the U.S. Offer Prospectus under the caption "The Offer—Conditions to the Exchange Offer", including the condition that Coca-Cola Hellenic Shares (including Coca-Cola Hellenic Shares represented by Coca-Cola Hellenic ADSs) corresponding to at least 90 percent of the total issued Coca-Cola

  Hellenic Shares (calculated including Coca-Cola Hellenic Shares held in treasury by Coca-Cola Hellenic) shall have been lawfully and validly tendered in the exchange offer and not withdrawn as at the end of the acceptance period of the exchange offer.

6.
Notwithstanding any other provision of the U.S. Offer, delivery of Coca Cola Hellenic ADSs accepted for exchange pursuant to the U.S. Offer will in all cases be made only after timely receipt by the ADS Exchange Agent of confirmation (i) from Coca-Cola HBC of acceptance of Coca-Cola Hellenic ADSs tendered to the ADS Exchange Agent, and (ii) from Citibank, N.A., as depositary under the ADS deposit agreement for Coca-Cola HBC ADSs of receipt of the applicable number of Coca-Cola HBC Shares from Coca-Cola HBC.

        If you wish to have us tender any or all of the Coca-Cola Hellenic ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Coca-Cola Hellenic ADSs, all such Coca-Cola Hellenic ADSs held in your account will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your Coca-Cola Hellenic ADSs to the ADS Exchange Agent on your behalf prior to 5:00 p.m., New York City time, on                        , 2013.

 INSTRUCTIONS WITH RESPECT TO
THE OFFER TO EXCHANGE

each outstanding American Depositary Share

of

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

for

one American Depositary Share

of

COCA-COLA HBC AG

        The undersigned acknowledge(s) receipt of (a) your letter, (b) the Offer to Exchange/Prospectus, dated                        , 2013 (the "U.S. Offer Prospectus") and (c) the related letter of transmittal, in connection with the offer by Coca-Cola HBC AG, a stock corporation (Aktiengesellschaft/société anonyme) organized under the laws of Switzerland ("Coca-Cola HBC"), to exchange one American Depositary Share (a "Coca-Cola Hellenic ADS"), each representing one new ordinary share (a "Coca-Cola Hellenic Share") of Coca-Cola Hellenic Bottling Company S.A., a corporation incorporated under the laws of the Hellenic Republic ("Coca-Cola Hellenic"), for one American Depositary Share (a "Coca-Cola HBC ADS"), representing one ordinary share of Coca-Cola HBC (a "Coca-Cola HBC Share"), upon the terms and subject to the conditions set forth in the U.S. Offer Prospectus and the related letter of transmittal.

        The undersigned hereby instructs you to tender to Coca-Cola HBC (through Citibank, N.A., as ADS Exchange Agent) the number of Coca-Cola Hellenic ADSs indicated on the reverse side of these Instructions (or if no number is indicated below, all Coca-Cola Hellenic ADSs held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer Prospectus and the related letter of transmittal.

Total Number of Coca-Cola Hellenic ADSs to be Tendered*:

Date:

SIGN HERE

Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

*
Unless otherwise indicated, it will be assumed that all of your Coca-Cola Hellenic ADSs held by us for your account are to be tendered.

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  Exhibit 99.3
The Information Agent for the U.S. Offer is
INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE each outstanding American Depositary Share of COCA-COLA HELLENIC BOTTLING COMPANY S.A. for one American Depositary Share of COCA-COLA HBC AG
SIGN HERE